AMENDMENT

AMENDMENT made as of December 1, 2021, to that certain Custody Agreement dated as of November 7, 2002, as amended from time to time, between each Fund listed on the attached Schedule A thereto, including any series thereof (the "Fund") and The Bank of New York Mellon (formerly, The Bank of New York) ("Custodian") (such Custody Agreement hereinafter referred to as the "Custody Agreement"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the Custody Agreement.

WHEREAS, the parties wish to amend the Custody Agreement to add certain Funds, as parties to the Custody Agreement;

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.Schedule A of the Custody Agreement shall be amended as set forth in Exhibit I to this Amendment, attached hereto and made a part hereof.

2.Each party represents to the other that this Amendment has been duly executed.

3.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

4.This Amendment shall become effective for each Fund as of the date of first service as listed in Exhibit I hereto upon execution by the parties hereto. From and after the execution hereof, any reference to the Custody Agreement shall be a reference to the Custody Agreement as amended hereby. Except as amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each Fund and Custodian have caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

EACH FUND LISTED ON

EXHIBIT I HERETO

By:	/s/ Deborah Conway
Name:	Deborah Conway
Title:	Assistant Treasurer

THE BANK OF NEW YORK MELLON

By: /s/Adam Cohen

Name: Adam Cohen

Title: Director

Exhibit I
SCHEDULE A TO THE CUSTODY AGREEMENT
INSURANCE FUNDS
RIC/Fund Name	Former Name	Date of First
Service

Advanced Series Trust
AST American Funds Growth Allocation Portfolio		4/5/18
AST BlackRock 60/40 Target Allocation ETF Portfolio		12/11/18
AST BlackRock 80/20 Target Allocation ETF Portfolio		12/11/18
AST BlackRock Corporate Bond Portfolio		7/1/19
AST BlackRock Global Strategies Portfolio		5/1/11
AST Bond Portfolio 2021		12/31/09
AST Bond Portfolio 2022		12/31/10
AST Bond Portfolio 2023		12/28/11
AST Bond Portfolio 2024		11/14/12
AST Bond Portfolio 2025		12/5/13
AST Bond Portfolio 2026		1/2/15
AST Bond Portfolio 2027		12/21/15
AST Bond Portfolio 2028		12/15/16
AST Bond Portfolio 2029		12/1/17
AST Bond Portfolio 2030		12/11/18
AST Bond Portfolio 2031		12/2/19
AST Bond Portfolio 2032		12/11/20
AST Bond Portfolio 2033		12/1/21
AST ClearBridge Dividend Growth Portfolio		2/25/13
AST Global Bond Portfolio	AST Wellington Management Global Bond	7/8/15
Portfolio
AST Investment Grade Bond Portfolio		1/28/08
AST Jennison Large-Cap Growth Portfolio		9/25/09
AST Large-Cap Core Portfolio	AST QMA Large-Cap Portfolio	4/29/13
AST Franklin 85/15 Diversified Allocation Portfolio	AST Legg Mason Diversified Growth Portfolio	7/1/14
AST MFS Growth Allocation Portfolio	AST New Discovery Asset Allocation Portfolio	3/25/12
AST MFS Large-Cap Value Portfolio		8/20/12
AST Multi-Sector Fixed-Income Portfolio	AST Long Duration Bond Portfolio	2/25/13
AST PIMCO Corporate Bond Portfolio		7/1/19
AST Prudential Core Bond Portfolio		10/5/11
AST Prudential Corporate Bond Portfolio		7/1/19
AST Prudential Flexible Multi-Strategy Portfolio		4/15/14
AST QMA International Core Equity Portfolio		1/5/15
AST Quantitative Modeling Portfolio		5/1/11
AST T. Rowe Price Corporate Bond Portfolio		7/1/19
AST T. Rowe Price Diversified Real Growth Portfolio		4/15/14
AST T. Rowe Price Growth Opportunities Portfolio		12/5/13
AST Wellington Management Hedged Equity Portfolio	AST Aggressive Asset Allocation Portfolio	5/1/11

AST Western Asset Corporate Bond Portfolio		7/1/19
AST Western Asset Emerging Markets Debt Portfolio		8/20/12
The Prudential Series Fund
PSF PGIM 50/50 Balanced Portfolio	Conservative Balanced Portfolio	7/25/05
PSF PGIM Total Return Bond Portfolio	Diversified Bond Portfolio	7/25/05
PSF PGIM Flexible Managed Portfolio	Flexible Managed Portfolio	7/25/05
PSF Global Portfolio	Global Portfolio	7/25/05
PSF PGIM Government Income Portfolio	Government Income Portfolio	7/25/05
PSF PGIM Government Money Market Portfolio	Government Money Market Portfolio, Money	9/12/05
Market Portfolio
PSF PGIM High Yield Bond Portfolio	High Yield Bond Portfolio	7/25/05
PSF PGIM Jennison Growth Portfolio	Jennison Portfolio	7/25/05
PSF PGIM Jennison Focused Blend Portfolio	Jennison 20/20 Focus Portfolio	7/25/05
PSF Natural Resources Portfolio	Natural Resources Portfolio	7/25/05
PSF Small-Cap Stock Index Portfolio	Small Capitalization Stock Portfolio	7/25/05
PSF Stock Index Portfolio	Stock Index Portfolio	7/25/05
PSF PGIM Jennison Value Portfolio	Value Portfolio	7/25/05
PSF Mid-Cap Growth Portfolio	SP Prudential U.S. Emerging Growth Portfolio	7/25/05
Prudential Gibraltar Fund		7/25/05

RETAIL FUNDS

RIC/Fund Name	Former Name	Date of First
Service

Prudential Global Total Return Fund, Inc.	Dryden Global Total Return Fund, Inc.
PGIM Global Total Return Fund	Prudential Global Total Return Fund,	6/6/05
Prudential Global Total Return Fund, Inc.
PGIM Global Total Return (USD Hedged) Fund	Prudential Global Total Return (USD Hedged)	12/1/17
Fund
Prudential Government Money Market Fund, Inc.	Prudential MoneyMart Assets, Inc.,
MoneyMart Assets, Inc.
PGIM Government Money Market Fund	Prudential Government Money Market Fund,	6/6/05
Inc.
Prudential Investment Portfolios, Inc.
Prudential Balanced Fund, Prudential Asset
PGIM Balanced Fund	Allocation Fund, Dryden Asset Allocation	6/6/05
Fund, Dryden Active Allocation Fund
PGIM Jennison Equity Opportunity Fund,
PGIM Jennison Focused Value Fund	Prudential Jennison Equity Opportunity Fund,	6/27/05
Jennison Equity Opportunity Fund
PGIM Jennison Growth Fund	Prudential Jennison Growth Fund, Jennison	6/27/05
Growth Fund
Prudential Investment Portfolios 2	Dryden Core Investment Fund
PGIM QMA Commodity Strategies Fund	Prudential Commodity Strategies Fund	11/1/16
PGIM QMA Commodity Strategies Subsidiary, Ltd.	Prudential Commodity Strategies Subsidiary,	11/1/16
Ltd.
PGIM Core Conservative Bond Fund	Prudential Core Conservative Bond Fund	11/1/16
PGIM Core Short Term Bond Fund	Prudential Core Short Term Bond Fund, Short	6/6/05
Term Bond Series

Prudential Core Ultra Short Bond Fund,
PGIM Core Ultra Short Bond Fund	Prudential Core Taxable Money Market Fund,	6/6/05
Taxable Money Market Series
PGIM Institutional Money Market Fund	Prudential Institutional Money Market Fund	7/15/16
PGIM Jennison Small-Cap Core Equity Fund	Prudential Jennison Small-Cap Core Equity	11/1/16
Fund
PGIM QMA Emerging Markets Equity Fund	Prudential QMA Emerging Markets Equity	11/1/16
Fund
PGIM QMA International Developed Markets Index Fund	Prudential QMA International Developed	11/1/16
Markets Index Fund
PGIM QMA Mid-Cap Core Equity Fund	Prudential QMA Mid-Cap Core Equity Fund	11/1/16
PGIM QMA US Broad Market Index Fund	Prudential QMA US Broad Market Index Fund	11/1/16
PGIM TIPS Fund	Prudential TIPS Fund	11/1/16
Prudential Investment Portfolios 3	Jennison Dryden Opportunity Funds,
Strategic Partners Opportunity Funds
Prudential Jennison Select Growth Fund,
PGIM Jennison Focused Growth Fund	Jennison Select Growth Fund, Strategic	12/9/02
Partners Focused Growth Fund
PGIM Real Assets Fund	Prudential Real Assets Fund	12/30/10
PGIM Real Assets Subsidiary, Ltd.	Prudential Real Assets Subsidiary, Ltd.	12/30/10
PGIM Strategic Bond Fund	Prudential Unconstrained Bond Fund, PGIM	6/1/15
Unconstrained Bond Fund
PGIM Global Dynamic Bond Fund	Prudential Global Absolute Return Bond Fund,	10/1/15
PGIM Global Absolute Return Bond Fund
PGIM Wadhwani Systematic Absolute Return Fund	PGIM QMAW Systematic Absolute Return	09/28/21
Fund
Prudential Investment Portfolios 4	Dryden Municipal Bond Fund
PGIM Muni High Income Fund	Prudential Muni High Income Fund, High	6/6/05
Income Series
Prudential Investment Portfolios 5	Strategic Partners Style Specific Funds
PGIM 60/40 Allocation Fund		9/1/15
Prudential Day One Income Fund		11/1/16
Prudential Day One 2015 Fund		11/1/16
Prudential Day One 2020 Fund		11/1/16
Prudential Day One 2025 Fund		11/1/16
Prudential Day One 2030 Fund		11/1/16
Prudential Day One 2035 Fund		11/1/16
Prudential Day One 2040 Fund		11/1/16
Prudential Day One 2045 Fund		11/1/16
Prudential Day One 2050 Fund		11/1/16
Prudential Day One 2055 Fund		11/1/16
Prudential Day One 2060 Fund		11/1/16
Prudential Day One 2065 Fund		12/16/19
PGIM Jennison Diversified Growth Fund	Prudential Jennison Diversified Growth Fund	11/18/02
and Prudential Jennison Conservative Growth
Fund
PGIM Jennison Rising Dividend Fund	Prudential Jennison Rising Dividend Fund	3/5/14
Prudential Investment Portfolios 6	Dryden California Municipal Fund
PGIM California Muni Income Fund	Prudential California Muni Income Fund	9/12/05

Prudential Investment Portfolios 7	JennisonDryden Portfolios
PGIM Jennison Value Fund	Prudential Jennison Value Fund	6/27/05
Prudential Investment Portfolios 8	Dryden Index Series Fund
PGIM QMA Stock Index Fund	Prudential QMA Stock Index Fund, Prudential	6/27/05
Stock Index Fund
PGIM Securitized Credit Fund		7/1/19
Prudential Investment Portfolios 9	Dryden Tax-Managed Funds
PGIM Absolute Return Bond Fund	Prudential Absolute Return Bond Fund	3/30/11
PGIM International Bond Fund	Prudential International Bond Fund	11/1/16
Prudential QMA Large-Cap Core Equity Fund,
PGIM QMA Large-Cap Core Equity Fund	Prudential Large-Cap Core Equity Fund,	6/27/05
Dryden Large-Cap Core Equity Fund
PGIM Select Real Estate Fund	Prudential Select Real Estate Fund	7/7/14
PGIM Real Estate Income Fund	Prudential Real Estate Income Fund	6/1/15
Prudential Investment Portfolios 12	Prudential Global Real Estate Fund
PGIM Global Real Estate Fund	Prudential Global Real Estate Fund	9/17/10
PGIM Short Duration Muni High Income
PGIM Short Duration Muni Fund	Fund, Prudential Short Duration Muni High	5/28/14
Income Fund
PGIM US Real Estate Fund	Prudential US Real Estate Fund	12/21/10
PGIM Jennison Technology Fund		6/18/18
PGIM Jennison NextGeneration Global Opportunities Fund		09/14/21
PGIM Jennison International Small-Mid Cap Opportunities
Fund		09/14/21
Prudential Investment Portfolios, Inc. 14	Prudential Government Income Fund, Inc.
PGIM Government Income Fund	Prudential Government Income Fund, Dryden	7/25/05
Government Income Fund, Inc.
PGIM Floating Rate Income Fund	Prudential Floating Rate Income Fund	3/30/11
Prudential Investment Portfolios, Inc. 15	Prudential High Yield Fund, Inc., Dryden
High Yield Fund, Inc.
PGIM Short Duration High Yield Income Fund	Prudential Short Duration High Yield Income	9/24/12
Fund
PGIM High Yield Fund	Prudential High Yield Fund	7/25/05
PGIM ESG High Yield Fund		12/8/21
Prudential Investment Portfolios, Inc. 17	Prudential Total Return Bond Fund, Inc.,
Dryden Total Return Bond Fund, Inc.
PGIM Total Return Bond Fund	Prudential Total Return Bond Fund	7/25/05
PGIM Short Duration Multi-Sector Bond Fund	Prudential Short Duration Multi-Sector Bond	12/5/13
Fund
PGIM ESG Total Return Bond Fund		09/30/21
Prudential Investment Portfolios 18	Prudential Jennison 20/20 Focus Fund,	6/27/05
Jennison 20/20 Focus Fund
PGIM Jennison 20/20 Focus Fund	Prudential Jennison 20/20 Focus Fund	6/27/05
PGIM Jennison MLP Fund	Prudential Jennison MLP Fund	12/5/13
Prudential Jennison Blend Fund, Inc	Jennison Blend Fund, Inc., Strategic Partners
Equity Fund, Inc.
PGIM Jennison Blend Fund	Prudential Jennison Blend Fund, Inc	9/12/05

Prudential Jennison Mid-Cap Growth Fund, Inc.	Jennison Mid-Cap Growth Fund, Inc.,
Jennison U.S. Emerging Growth Fund, Inc.
PGIM Jennison Mid-Cap Growth Fund	Prudential Jennison Mid-Cap Growth Fund,	6/27/05
Inc.
Prudential Jennison Natural Resources Fund, Inc.	Jennison Natural Resources Fund, Inc.
PGIM Jennison Natural Resources Fund	Prudential Jennison Natural Resources Fund,	6/27/05
Inc.
Prudential Jennison Small Company Fund, Inc.	Jennison Small Company Fund, Inc.
PGIM Jennison Small Company Fund	Prudential Jennison Small Company Fund, Inc.	6/27/05
Prudential National Muni Fund, Inc.	Dryden National Municipals Fund, Inc.
PGIM National Muni Fund	Prudential National Muni Fund, Inc.	9/12/05
Prudential Sector Funds	Jennison Sector Funds, Inc.
PGIM Jennison Financial Services Fund	Prudential Jennison Financial Services Fund	6/27/05
and Prudential Financial Services Fund
Prudential Health Sciences Fund d/b/a
PGIM Jennison Health Sciences Fund	Prudential Jennison Health Sciences Fund,	6/27/05
Jennison Health Sciences Fund
PGIM Jennison Utility Fund	Prudential Utility Fund d/b/a Prudential	6/27/05
Jennison Utility Fund, Jennison Utility Fund
Prudential Short-Term Corporate Bond Fund, Inc.	Dryden Short-Term Bond Fund, Inc.
PGIM Short-Term Corporate Bond Fund	Prudential Short-Term Corporate Bond Fund,	6/6/05
Inc.
Prudential World Fund, Inc.
PGIM Emerging Markets Debt Local Currency Fund	Prudential Emerging Markets Debt Local	3/30/11
Currency Fund
PGIM Emerging Markets Debt Hard Currency Fund	Prudential Emerging Markets Debt Hard	12/1/17
Currency Fund
PGIM QMA International Equity Fund	Prudential QMA International Equity, Fund	6/6/05
Prudential International Equity Fund
PGIM Jennison Emerging Markets Equity Opportunities	Prudential Jennison Emerging Markets Equity
Fund	Fund	9/3/14
PGIM Jennison Global Infrastructure Fund	Prudential Jennison Global Infrastructure	8/12/13
Fund
PGIM Jennison Global Opportunities Fund	Prudential Jennison Global Opportunities	3/14/12
Fund
PGIM Jennison International Opportunities Fund	Prudential Jennison International	6/5/12
Opportunities Fund
CLOSED END FUNDS
RIC/Fund Name	Former Name	Date of First
Service

PGIM Short Duration High Yield Fund, Inc.	Prudential Short Duration High Yield Fund,	3/8/12
Inc.
PGIM Global Short Duration High Yield Fund, Inc.	Prudential Global Short Duration High Yield	9/24/12
Fund, Inc.
PGIM Short Duration High Yield Opportunities Fund		10/9/20